 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 3, 2013

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2013 annual meeting of the shareholders (the “meeting”) of the Dixie Group, Inc. (the “Company”) was held on April 30, 2013. The final voting results for each of the proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - the number of directors were set at eight and the below eight individuals were elected for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Charles E. Brock	28,176,872	31,180	64,106	2,567,873

J. Don Brock	27,460,711	747,341	64,106	2,567,873

Daniel K. Frierson	28,206,947	1,105	64,106	2,567,873

D. Kennedy Frierson, Jr.	28,207,047	1,005	64,106	2,567,873

Walter W. Hubbard	28,080,999	127,053	64,106	2,567,873

Lowry F. Kline	28,196,519	11,533	64,106	2,567,873

Hilda S. Murray	28,188,520	19,532	64,106	2,567,873

John W. Murrey, III	28,116,813	91,239	64,106	2,567,873

Proposal 2 - The amendment of the Company's 2006 Stock Awards Plan was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,936,292	1,298,162	37,704	2,567,873

Proposal 3 - Advisory vote on Executive Compensation was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,096,339	136,737	39,082	2,567,873

Proposal 4 - Advisory vote on the frequency of future advisory say-on-pay votes was approved as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
27,983,075	13,136	16,245	1,457,115	1,370,460

Proposal 5 - Appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
30,467,205	1,254	48,554	322,998

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2013	THE DIXIE GROUP, INC.

By: /s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer